 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

Finward Bancorp
(Exact name of registrant as specified in its charter)

Indiana	001-40999	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	FNWD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, the Board of Directors (the “Board”) of Finward Bancorp, an Indiana corporation (the “Bancorp”), which is the holding company of its Indiana state-chartered commercial bank subsidiary Peoples Bank (the “Bank”), promoted Benjamin L. Schmitt from Senior Vice President, Chief Financial Officer and Treasurer of the Bancorp and the Bank to Executive Vice President, Chief Financial Officer and Treasurer of the Bancorp and the Bank.  In connection with his promotion, the Board awarded Mr. Schmitt a one-time cash bonus of $23,900.  Mr. Schmitt’s promotion was effective as of November 22, 2024.

Mr. Schmitt, who is 44 years old, has been an instrumental member of the Bancorp’s and Bank’s executive team since he joined the Bancorp and Bank in February 2024.  Mr. Schmitt previously served as President of Rally Consulting LLC from August 2023 to February 2024, where he advised on special projects and managed strategic efforts of commercial and community banking clients.  Previously, Mr. Schmitt served as Managing Director within the financial services investment banking group at Piper Sandler Companies from January 2020 to June 2023, where he advised banking clients on capital raising, merger and acquisition transactions, and other strategic advisory assignments.  Before that, he worked at Sandler O’Neill & Partners, L.P. in a similar capacity serving banking clients, as Director from January 2013 to January 2020, and held other investment banking advisory positions at Sandler O’Neill from September 2004 to December 2012.  Mr. Schmitt began his career as an investment analyst from 2003 to 2004 at Mercer Investment Consulting.  Mr. Schmitt received his Bachelor of Business Administration degree in Finance with Honors from the University of Iowa Tippie College of Business.

None of Mr. Schmitt’s other compensation arrangements with the Bancorp and Bank, including his base salary, were changed as a result of his promotion to Executive Vice President.  Mr. Schmitt did not enter into any other agreement, plan, contract, or arrangement in connection with his promotion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finward Bancorp
Date: November 27, 2024

	By:	/s/ Benjamin J. Bochnowski
Printed Name: Benjamin J. Bochnowski
Title: President and Chief Executive Officer